Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2011 (except for the “Common Stock Split” section of Note 1 and Note 17, as to which the date is November 1, 2011), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-176503) and related Prospectus of Angie’s List, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Indianapolis, Indiana

November 1, 2011